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                                                                    Exhibit 23.4

                         CONSENT OF PETERSON CONSULTING

         We hereby consent to the references to our firm with respect to Georgia-Pacific Corporation's probable insurance recoveries for asbestos liabilities contained in the Registration Statement of Georgia-Pacific Corporation, File Number 333-104549, and any supplements thereto, including pre-effective and post-effective amendments, and to all references to us as having conducted such analysis. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                                    Peterson Consulting


                                                    By: /s/ WILLIAM JONES
                                                       -------------------------
                                                       Name: William Jones
                                                       Title: Senior Managing
                                                              Director


Lawrenceville, New Jersey
July 22, 2003